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                                                                     EXHIBIT 4.1

                          CERTIFICATE OF INCORPORATION
                               OCEAN ENERGY, INC.

                                    ARTICLE I
                                      NAME

         The name of the corporation is Ocean Energy, Inc. (the "Corporation").

                                   ARTICLE II
                                REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE III
                                     PURPOSE

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                  CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have authority to issue is 530,000,000 shares, consisting of 10,000,000 shares of Preferred Stock of the par value of $1.00 per share and 520,000,000 shares of Common Stock of the par value of $.10 per share.

         The following is a statement fixing certain of the designations and powers, voting powers, preferences, and relative, participating, optional or other rights of the Preferred Stock and the Common Stock of the Corporation, and the qualifications, limitations or restrictions thereof, and the authority with respect thereto expressly granted to the Board of Directors of the Corporation to fix any such provisions not fixed by this Certificate of Incorporation:

         A.       Preferred Stock


         The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issuance of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting powers, designations, preferences, and relative, participating, optional or other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such powers, preferences and/or rights (collectively the "Series Terms"), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms (a "Preferred Stock Series Resolution") adopted by the Board of Directors (or a




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committee of the Board of Directors to which such responsibility is specifically and lawfully delegated). The powers of the Board with respect to the Series
Terms of a particular series shall include, but not be limited to, determination of the following:

         (i) The number of shares constituting that series and the distinctive designation of that series, or any increase or decrease (but not below the number of shares thereof then outstanding) in such number;

         (ii) The dividend rate or method of determining dividends on the shares of that series, any conditions upon which such dividends shall be payable, and the date or dates or the method for determining the date or dates upon which such dividends shall be payable, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (iii) The voting rights and powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors (or such committee of the Board of Directors, as the case may be) adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock;

         (iv) Whether that series shall have conversion or exchange privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate upon occurrence of such events as the Board of Directors shall determine;

         (v) Whether the shares of that series shall be redeemable, and, if so, the price or prices and the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (vi) Whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms, conditions and amount of such sinking fund;

         (vii) The rights, if any, of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or in the


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                  event of any merger or consolidation of or sale of assets by the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (viii) The conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

         (ix) The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and

         (x) Any other designations, powers, preferences, and relative, participating, optional or other rights, including, without limitation, any qualifications, limitations, or restrictions thereof.

         Subject to the provisions of this Article IV, shares of one or more series of Preferred Stock may be authorized or issued from time to time as shall be determined by and for such consideration as shall be fixed by the Board of Directors (or a designated committee thereof), in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holder is required pursuant to any Preferred Stock Series Resolution. Except as required by law, holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. Except in respect of series particulars fixed by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

         B.       Common Stock


         (i) Subject to the provisions of any Preferred Stock Series Resolution, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock of the Corporation.

         (ii) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and payment or setting aside for payment of any preferential amount due to the holders of any other class or series of stock, the holders of the Common Stock shall be entitled to receive ratably any or all assets remaining to be paid or distributed.


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         (i)      Subject to any special voting rights set forth in any
                  Preferred Stock Series Resolution, the holders of the Common Stock of the Corporation shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them. Except as may be provided in a Preferred Stock Series Resolution, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

         C.       No Preemptive Rights


         No holder of shares of stock of the Corporation shall have any preemptive or other rights, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

         D.       Registered Owner


         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V
                               BOARD OF DIRECTORS

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         The number, classification, and terms of the Board of Directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as follows:

         (i) Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. In no event shall the number of directors that constitute the whole Board of Directors be fewer than three. No decrease in the number of directors


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         shall have the effect of shortening the term of any incumbent director.
         Directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation otherwise provide.

         (ii) The Board of Directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders of the Corporation in 2002, of Class II shall expire at the annual meeting of stockholders of the Corporation in 2003, and of Class III shall expire at the annual meeting of stockholders of the Corporation in 2004, or, in all cases, as to each director until his successor is elected and qualified or until his earlier death, resignation or removal. At each annual meeting of stockholders beginning with the annual meeting of stockholders in 2002, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. The directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed.

         (iii) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may only be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director (but not by the stockholders except as required by law), and each director so chosen shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the Board of Directors designates and shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

         (iv) A director of any class of directors of the Corporation may be removed before the expiration date of that director's term of office only for cause, by an affirmative vote of the holders of at least two-thirds of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class.

         Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect one or more directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such series of Preferred Stock, and any director so elected shall not be classified as provided above unless expressly provided for by the Series Terms relating to such Preferred Stock.

         The provisions of this Article V may not be amended, altered, changed or repealed, nor may any provision inconsistent with the foregoing provisions be added to this Certificate of Incorporation, except upon the affirmative vote of the holders of at least two-thirds of the votes


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of the outstanding shares of the class or classes or series of stock then entitled to be voted thereon, voting together as a single class.

                                   ARTICLE VI
                          STOCKHOLDER ACTION BY CONSENT

         Any action required or permitted to be taken by the stockholders of the Corporation must be taken at an annual or special meeting of such stockholders and may not be taken by consent in lieu of a meeting of such stockholders. The provisions of this Article VI may not be amended, altered, changed or repealed, nor may any provision inconsistent with this Article VI be added to this Certificate of Incorporation, except upon the affirmative vote of the holders of at least two-thirds of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted thereon, voting together as a single class.

                                   ARTICLE VII
                         LIMITED LIABILITY OF DIRECTORS

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article VII shall be prospective only, and neither the amendment, modification nor repeal of this
Article VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII would accrue or arise, prior to such amendment, modification or repeal. If the General Corporation Law of the State of Delaware hereafter is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

                                  ARTICLE VIII

                              POWER TO AMEND BYLAWS


         In furtherance and not in limitation of the powers conferred by statute, the Bylaws of the Corporation may be altered, amended or repealed and new Bylaws may be adopted by (i) the Board of Directors in accordance with the Bylaws or (ii) the stockholders of the Corporation by an affirmative vote of the holders of at least two-thirds of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted thereon, voting together as a single class. The provisions of this Article VIII may not be amended, altered, changed or repealed, nor may any provision inconsistent with this Article VIII be added to this Certificate of Incorporation, except upon the affirmative vote of the holders of at least two-thirds of the votes


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of the outstanding shares of the class or classes or series of stock then entitled to be voted thereon, voting together as a single class.

                                   ARTICLE IX
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         Subject to the provisions of this Certificate of Incorporation and applicable law, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX.

                                    ARTICLE X
                                  Incorporator

         The name and mailing address of the incorporator is Robert K. Reeves, c/o Ocean Energy, Inc., 1001 Fannin, Suite 1600, Houston, Texas 77002.

         IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 30th day of March, 2001.


                                     /s/ Robert K. Reeves
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                                     Robert K. Reeves
                                     Incorporator



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